Oppenheimer Integrity Funds On Behalf of
                                         Its Series Oppenheimer Bond Fund
 [OppenheimerFunds Logo]             Proxy for Shareholder Meeting To Be Held
                                                  March __, 2001
 Oppenheimer Integrity Funds On
 Behalf of Its Series Oppenheimer
 Bond Fund                          Your shareholder vote is important!
 6803 S. Tucson Way
 Englewood, CO 80112-3924
                                    The undersigned  shareholder of Oppenheimer
                                    Bond  Fund  (the   Fund),   does   hereby
                                    appoint Brian Wixted,  Robert  Bishop,  and
                                    Scott   Farrar,   and  each  of  them,   as
                                    attorneys-in-fact   and   proxies   of  the
                                    undersigned,    with    full    power    of
                                    substitution,  to  attend  the  Meeting  of
                                    Shareholders  of the Fund to be held  March
                                    __,   2001,   at  6803  South  Tucson  Way,
                                    Englewood,  Colorado  80112  at  3:00  P.M.
                                    Mountain  time,  and  at  all  Adjournments
                                    thereof,  and to vote  the  shares  held in
                                    the name of the  undersigned  on the record
                                    date for said  meeting  with respect to the
                                    election  of  Trustees  and  the  proposals
                                    specified  below.  Said   attorneys-in-fact
                                    shall  vote in  accordance  with their best
                                    judgment as to any other matter.
                                    Proxy  solicited  on behalf of the Board of
                                    Trustees,  which  recommends a vote FOR the
                                    election  of all  nominees  for Trustee and
                                    FOR  each   Proposal   below.   The  shares
                                    represented   hereby   will  be   voted  as
                                    indicated  below  or  FOR if no  choice  is
                                    indicated.
                                    Your  prompt  response  can save  your Fund
                                    money.
 Please  vote,  sign and mail your proxy
 ballot    (attached   below)   in   the
 enclosed  postage-paid  envelope today,
 no matter  how many  shares  you own. A
 majority  of the Fund's  shares must be
 represented  in  person  or  by  proxy.
 Please  vote  your  proxy so your  Fund
 can  avoid  the   expense   of  another
 mailing.

 To Vote By Telephone (a low-cost
 method of voting your proxy):

  1. Read the Proxy Statement and have
     your Proxy Card at hand.
 2. Call toll-free 1-______________.
 3. Enter the ___-digit Control Number
     found on your Proxy Card.
 4. Follow the simple instructions.
                                              Keep This Portion for Your Records

                                            Detach and Return this Portion Only
                THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 Oppenheimer Bond fund
 1.    Election     a) W. Armstrong               For All
    of  Trustees                                   Withhold All
    (Proposal   No. b)  R. Avis    h)C. Kast       For All Except
    1)              c)  G. Bowen   i)R.Kirchner
    Election of     d)  E. Cameron               To withhold  authority to vote
                    e)  J. Fossel  j)B.Macaskill  for  any  individual  nominee,
                    f)  S.Freedman                mark 'For  All   Except'  and
                    g)  R. Kalinowski           write the nominee's  letter on
                    k) F. W. Marshall                 the line below.
                                     l) J. Swain
                                           to  the
                                        contrary    at
                                        left.
 Vote On Proposals                           For         Against        Abstain
 2.  Ratification    of   selection   of
     Deloitte & Touche LLP as  independent
     auditors (Proposal No. 2)
  3. Approval  to change  one  fundamental
     investment  restriction (Proposal No.
     3)
 4.  Approval of the Elimination of
     Certain Fundamental Restrictions of
     the Fund (Proposal No. 4)
     a. Purchasing  Securities  of Issuers
        in which  Officers  or Trustees of
        the  Fund,  its  parent  Trust  or
        Massachusetts      Mutual     Life
        Insurance Company have an Interest
     b. Making   Loans   to  an   Officer,
        Trustee or  Employee of the Fund's
        parent  Trust  or to any  officer,
        director     or     employee    of
        Massachusetts      Mutual     Life
        Insurance   Company   or  to  that
        company.
     c. Making Short Sales
 5.   Approval   of   Changes  to  Certain
     Fundamental  Investment  Restrictions
     of the  Fund to  permit  the  Fund to
     participate in an inter-fund  lending
     arrangement (Proposal No. 5)
  6.    Authorization    to   permit   the
     Trustees  to  adopt  an  Amended  and
     Restated    Declaration    of   Trust
     (Proposal No. 6)


NOTE: Please sign exactly as your name(s) appears hereon. When signing as custodian, attorney, executor, administrator, trustee, etc., please give your full title as such. All joint owners should sign this proxy. If the account is registered in the name of a corporation, partnership or other entity, a duly authorized individual must sign on its behalf and give title.


Signature                                             Date

Signature (Joint Owners)                              Date